SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: March 27, 2012

ICG Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-16249	23-2996071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 Lee Road, Suite 310, Wayne, PA 19087

(Address of Principal Executive Offices) (Zip Code)

(610) 727-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The information set forth in Item 2.01 below is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On March 27, 2012, ICG Holdings, Inc. (“ICG Holdings”), a wholly-owned subsidiary of ICG Group, Inc. (“ICG”), entered into an Agreement and Plan of Merger (such agreement, the “Merger Agreement”), under which it acquired approximately 96% of the primary equity interests of MSDSonline Holdings, Inc. (“MSDSonline”) for aggregate cash consideration of approximately $48.1 million. Following ICG Holdings’ acquisition, which was completed on March 30, 2012, the remainder of MSDSonline’s equity interests are currently held by members of MSDSonline’s executive management team.

The foregoing description contains only a summary of certain terms of the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01.	Other Events

On April 2, 2012, ICG issued a press release announcing its acquisition of MSDSonline. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Agreement and Plan of Merger, dated as of March 27, 2012, by and among MSDSonline Holdings, Inc., MSDSonline Acquisition Corp., MSDSonline Inc., GB Stockholder Services, Inc., as the Stockholder Representative, and ICG Holdings, Inc., as the Guarantor.

99.1	Press Release issued April 2, 2012 by ICG Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ICG GROUP, INC.

Date: April 2, 2012	By:	/s/ Suzanne L. Niemeyer
	Name:	Suzanne L. Niemeyer
	Title:	Managing Director, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement and Plan of Merger, dated as of March 27, 2012, by and among MSDSonline Holdings, Inc., MSDSonline Acquisition Corp., MSDSonline Inc., GB Stockholder Services, Inc., as the Stockholder Representative, and ICG Holdings, Inc., as the Guarantor.

99.1	Press Release issued April 2, 2012 by ICG Group, Inc.